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                                                                   April 3, 1997


Mr. Joseph J. Calabrese, Jr.
19 Webster Street
Malverne, NY  11565

This letter shall serve as notice of the following agreements between yourself and Harvey Electronics, Inc. ("Harvey Electronics", "Harvey", or the "Company") and supersedes all previous agreements.

In the event the Company shall be sold, merged with another company, involved in a corporate reorganization, or if a change of the current control takes place (in excess of 50%), and you are terminated or asked to be employed at a position other than that of Senior Financial Officer requiring similar responsibilities to those that you currently perform, or if the current corporate office is moved to a new location which is more than thirty miles from Mineola, New York, as a result of a reorganization or change in ownership or control, and you decline this new position or relocation, the Company or its successor in interest shall be obligated and continue to pay you at the same salary and car allowance you had most recently been earning, for a period of one year. Additionally, you will be fully covered under Company's benefit plans, including without limitation, the Company's medical, dental, life and disability insurance programs during this one-year period (including family coverage for medical and dental insurance).

Following any termination in the preceding paragraph, should you obtain employment at a lesser rate than your rate at Harvey (including car allowance), the Company will pay you the differential between the two salaries for the remainder of such one year period. Additionally, you will be fully covered under the Company's benefit plans, including without limitation, the Company's medical, dental, life and disability insurance programs during this one-year period (including family coverage for medical and dental insurance).

At no time during your employment as Executive Vice President of Finance and Chief Financial Officer with the Company shall your salary be reduced below its current level of $109,500 per year plus car allowance.


                               Harvey Electronics
                                205 Chubb Avenue
                               Lyndhurst, NJ 07071
                                  201.842.0078
                                Fax 201.842.0660

                         Retailers and custom installers
                  of the world's finest audio and video systems

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April 3, 1997
Page 2



Should you be terminated for reasons other than the sale, merger, corporate reorganization or change in current control (in excess of 50%) of the Company or other than for cause (conduct that is materially injurious to the Company or conviction of any crime involving moral turpitude), or if you are asked to be employed at a position lesser than a Senior Officer of the Company requiring similar responsibilities to those that you currently perform, or the current corporate office is moved to a new location which is more than thirty miles from Mineola, New York and you decline this new position or relocation, the Company shall be obligated and continue to pay you at the same salary you had most recently been earning for a period of six months. Additionally, you will be fully covered under the Company's benefit plans, including without limitation, the Company's medical, dental, life and disability insurance programs during this six-month period (including family coverage for medical and dental insurance).

If you should die while any amounts are still due and payable, all such amounts shall be paid to your spouse or designated beneficiary.

This agreement shall be binding on the Company's successors and assigns.

This agreement has been approved by resolution of the Company's Board of Directors on April 3, 1997.


                                               By:
                                                  ------------------------------
                                                  Franklin C. Karp, President of
                                                  Harvey Electronics, Inc.


                                               ---------------------------------
                                               Joseph J. Calabrese